As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-111566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KFORCE INC.

(Exact name of registrant as specified in its charter)

Florida	7363	59-3264661
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1001 East Palm Avenue

Tampa, Florida 33605

(813) 552-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Dunkel

Chairman and Chief Executive Officer

Kforce Inc.

1001 East Palm Avenue

Tampa, Florida 33605

(813) 552-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Robert J. Grammig, Esq.	Lawrence Calof, Esq.
Marni Morgan Poe, Esq.	Gibson, Dunn & Crutcher LLP
Holland & Knight LLP	1881 Page Mill Road
100 North Tampa Street, Suite 4100	Palo Alto, California 94304
Tampa, Florida 33602	Phone: (650) 849-5331
Phone: (813) 227-6502	Fax: (650) 849-5333
Fax: (813) 229-0134

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective time of the proposed merger described in the proxy statement/prospectus, which shall occur as soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all conditions to the closing of such merger.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Kforce is a Florida corporation. The Florida Business Corporation Act, as amended (the “Florida Act”), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceedings, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of the action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation’s articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article V of our bylaws provides that we shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent to the fullest extent permitted by Florida law. Kforce has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

The merger agreement provides that Kforce will indemnify and hold harmless, and advance expenses to all directors and officers of Hall Kinion any and all losses, claims, damages or liabilities arising out of or in connection with such person being an officer or director of Hall Kinion or any of its subsidiaries or in connection with the merger agreement or the transactions contemplated thereby. The surviving corporation will fulfill and honor all outstanding indemnification agreements between Hall Kinion and its officers and directors and any indemnification provisions under Hall Kinion’s certificate of incorporation or bylaws.

In addition, Hall Kinion will purchase at or prior to the effective time, a directors’ and officers’ insurance policy covering those Hall Kinion directors and officers covered by Hall Kinion’s existing insurance coverage, provided that the total cost of such insurance policy may not exceed $1.0 million.

Item 21.    Exhibits and Financial Statement Schedules

(a) Exhibits.

The following is a complete list of Exhibits filed as part of the Registration Statement, which are incorporated herein:

Exhibit Number	Description
2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 5, 2004, by and among the Registrant, Novato Acquisition Corporation and Hall, Kinion & Associates, Inc. and Exhibits thereto (included as Annex A to the proxy statement/prospectus which constitutes a part of this Registration Statement).

3.1	Amended and Restated Articles of Incorporation, filed with the Florida Secretary of State on September 2, 1994 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-91738) filed May 9, 1996).

*3.2	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on September 2, 1994.

*3.3	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on June 27, 1997.

*3.4	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on April 20, 1998.

3.5	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on May 12, 2000 (incorporated by reference to the Registrant’s Form 8-K, filed May 17, 2000).

3.6	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on June 20, 2001 (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-26058) filed March 29, 2002).

3.7	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-91738) filed May 9, 1996).

*3.8	Amendment to the Amended & Restated Bylaws.

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File Number 33-91738)).

4.2	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-26058), filed October 29, 1998).

4.3	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-26058), filed on November 3, 2000.)

*5.1	Opinion of Holland & Knight LLP as to the legality of the securities being registered.

8.1	Opinion of Holland & Knight LLP as to tax matters.

8.2	Opinion of Gibson, Dunn & Crutcher LLP as to tax matters.

10.1	Form of Voting Agreement, dated as of December 2, 2003, by and between the Registrant and certain stockholders of Hall, Kinion & Associates, Inc. (included as Exhibit A to Annex A to the proxy statement/prospectus which constitutes a part of this Registration Statement).

*10.2	Termination of Employment Agreement with Brenda C. Rhodes, dated December 10, 2003.

*10.3	Termination of Offer Letter with Martin A. Kropelnicki, dated December 10, 2003.

Exhibit Number	Description
*10.4	Termination of Offer Letter with David Healey, dated December 10, 2003.

*10.5	Termination of Offer Letter with Rita Hazell, dated December 31, 2003.

*10.6	Supplement to Letter Agreement with Brenda C. Rhodes, dated December 31, 2003.

10.7	Management Agreement, dated as of April 5, 2004, between the Registrant and Hall, Kinion & Associates, Inc. (included as Exhibit B to Annex A to the proxy statement/prospectus which constitutes a part of this Registration Statement).

*10.8	Letter Agreement between the CIT Group/Business Credit, Inc., Todd Kinion and Brenda C. Rhodes, dated as of March 31, 2004.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1 hereof).

23.4	Consent of Holland & Knight LLP re tax opinion (included in Exhibit 8.1 hereof).

23.5	Consent of Gibson, Dunn & Crutcher LLP re tax opinion (included in Exhibit 8.2 hereof).

*24.1	Power of attorney.

*99.1	Consent of Robert W. Baird & Co. Incorporated.

99.2	Form of proxy of Hall, Kinion & Associates, Inc.

*	Previously filed.

(b) Financial Statement Schedules.

Not applicable.

Item 22.    Undertakings

The undersigned Registrant hereby undertakes:

That for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

That every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Tampa, Florida, on this 5th day of May, 2004.

KFORCE INC.

By:	/s/ DERRELL E. HUNTER

Derrell E. Hunter Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David L. Dunkel	Chairman of the Board, Director and Chief Executive Officer	May 5, 2004

/s/ DERRELL E. HUNTER Derrell E. Hunter	Chief Financial Officer	May 5, 2004

* Howard W. Sutter	Director and Vice President	May 5, 2004

* David M. Kelly	Chief Accounting Officer	May 5, 2004

* John N. Allred	Director	May 5, 2004

W. R. Carey, Jr.	Director	May 5, 2004

* Richard M. Cocchiaro	Director	May 5, 2004

* Mark F. Furlong	Director	May 5, 2004

* Todd W. Mansfield	Director	May 5, 2004

* Elaine D. Rosen	Director	May 5, 2004

* Ralph E. Struzziero	Director	May 5, 2004

A. Gordon Tunstall	Director	May 5, 2004

*By:	/s/ DERRELL E. HUNTER

Derrell E. Hunter Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of April 5, 2004, by and between the Registrant, Novato Acquisition Corporation and Hall, Kinion & Associates, Inc. and exhibits thereto (included as Annex A to the proxy statement/prospectus which constitutes a part of this Registration Statement).

3.1	Amended and Restated Articles of Incorporation, filed with the Florida Secretary of State on September 2, 1994 (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-91738) filed May 9, 1996).

*3.2	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on September 2, 1994.

*3.3	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on June 27, 1997.

*3.4	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on April 20, 1998.

3.5	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on May 12, 2000 (incorporated by reference to the Registrant’s Form 8-K, filed May 17, 2000).

3.6	Articles of Amendment to Articles of Incorporation, filed with the Florida Secretary of State on June 20, 2001 (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-26058) filed March 29, 2002).

3.7	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-91738) filed May 9, 1996).

*3.8	Amendment to the Amended and Restated Bylaws.

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File Number 33-91738)).

4.2	Rights Agreement, dated October 28, 1998, between Romac International, Inc. and State Street Bank and Trust Company as Rights Agent (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-26058), filed October 29, 1998).

4.3	Amendment to Rights Agreement dated as of October 24, 2000 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-26058), filed on November 3, 2000.)

*5.1	Opinion of Holland & Knight LLP as to the legality of the securities being registered.

8.1	Opinion of Holland & Knight LLP as to tax matters.

8.2	Opinion of Gibson, Dunn & Crutcher LLP as to tax matters.

10.1	Form of Voting Agreement, dated as of December 2, 2003, by and between the Registrant and certain stockholders of Hall, Kinion & Associates, Inc. (included as Exhibit A to Annex A to the proxy statement/prospectus which constitutes a part of this Registration Statement).

*10.2	Termination of Employment Agreement with Brenda C. Rhodes, dated December 10, 2003.

*10.3	Termination of Offer Letter with Martin A. Kropelnicki, dated December 10, 2003.

*10.4	Termination of Offer Letter with David Healey, dated December 10, 2003.

*10.5	Termination of Offer Letter with Rita Hazell, dated December 31, 2003.

*10.6	Supplement to Letter Agreement with Brenda C. Rhodes, dated December 31, 2003.

10.7	Management Agreement, dated as of April 5, 2004, between the Registrant and Hall, Kinion & Associates, Inc. (included as Exhibit B to Annex A to the proxy statement/prospectus which constitutes a part of this Registration Statement).

Exhibit Number	Description

*10.8	Letter Agreement between the CIT Group/Business Credit, Inc., Todd Kinion and Brenda C. Rhodes, dated as of March 31, 2004.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Holland & Knight LLP (included in Exhibit 5.1 hereof).

23.4	Consent of Holland & Knight LLP re tax opinion (included in Exhibit 8.1 hereof).

23.5	Consent of Gibson, Dunn & Crutcher LLP re tax opinion (included in Exhibit 8.2 hereof).

*24.1	Power of attorney.

*99.1	Consent of Robert W. Baird & Co. Incorporated.

99.2	Form of proxy of Hall, Kinion & Associates, Inc.

*	Previously filed.